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                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Sanderson Farms Inc. and Affiliates Stock Incentive Plan of our report dated December 23, 2004, with respect to the consolidated financial statements and schedule of Sanderson Farms, Inc. included in its Annual Report (Form 10-K) for the year ended October 31, 2004, filed with the Securities and Exchange Commission.

                                                    /s/ Ernst & Young LLP

New Orleans, Louisiana
February 23, 2005